                                                                                                                                                    Exhibit 10.56

September 3, 2002

Sharon Surrey - Barbari

2941 Belmont Wood Way

Belmont, CA  94002

Dear Sharon:

The purpose of this amendment is to clarify one issue set forth in Section IV of InterMune’s (the “Company”) Proprietary Information and Inventions Agreement, sent to you on August 29, 2002.  Accordingly, the Proprietary Information and Inventions Agreement is being amended as follows:

1.               The Company is aware that you are currently in a contractual agreement with Gilead by which you are to provide services for up to ten hours per month until December 31, 2002, and the Company hereby permits you to perform your obligations under such contract as long as you do not breach any provisions of the Agreement.

Please sign below and on the signature page of the Proprietary Information and Inventions Agreement.  Please return to me or Mireya Ono at your earliest convenience.

Very truly yours,	Approved:

/s/ W. Scott Harkonen	/s/ Sharon Surrey-Barbari
W. Scott Harkonen, M.D.	Sharon Surrey - Barbari
President and CEO
InterMune, Inc.